As filed with the Securities and Exchange Commission on October 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXPION ENERGY, Inc.

(Exact name of registrant as specified in its charter)

Nevada	81-2701049
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2025 SW Deerhound Avenue

Redmond, Oregon 97756

(541) 797-6714

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Kevin Sellers

Chief Executive Officer and President

2025 SW Deerhound Avenue

Redmond, Oregon 97756

(541) 797-6714

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Ryan C. Wilkins, Esq.

Amanda McFall, Esq.

Stradling Yocca Carlson & Rauth LLP

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

From time to time or at one time as determined by the Registrant after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” registration statement, in the future, we may, from time to time, sell any combination of the securities described herein, in one or more offerings, up to a maximum offering price of 50,000,000.

This registration statement contains two prospectuses:

●	a base prospectus, which covers the offer, issuance, and sale by us of up to a maximum aggregate offering price of $50,000,000 of our common stock, preferred stock, debt securities, and/or warrants from time to time in one or more offerings; and
●	a sales agreement prospectus supplement covering the offering, issuance and sale of up to $1,666,183 of shares of our common stock that may be issued and sold under an at-the-market issuance sales agreement we entered with H.C. Wainwright & Co., LLC (“Agent”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The $1,666,183 of our common stock that may be offered, issued and sold under the sales agreement prospectus supplement is included in the $50,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement, any portion of the $1,666,183 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a prospectus supplement that would contain specific information about the terms of that offering.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2026

Expion Energy, Inc.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time we may offer and sell up to $50,000,000 in the aggregate of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer and sell securities, we will file a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, which may be on a delayed or continuous basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on The Nasdaq Capital Market under the symbol “XPON.” On October 22, 2026, the last reported sale price of our common stock was $3.92 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

As of October 22, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $8,963,061. This value was computed by reference to the highest closing price of our common stock on Nasdaq within the preceding 60 days ($9.17 per share on August 26, 2026), multiplied by 977,433 shares held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million (the “Baby Shelf Limitation”). During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have sold approximately $1,321,503 in securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. Refer to the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” in this prospectus for additional information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 8 of this prospectus and in any applicable prospectus supplement and related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should read this entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2026

TABLE OF CONTENTS

Base Prospectus

Prospectus Supplement

You should rely only on the information contained, or incorporated by reference, in this prospectus and in an applicable prospectus supplement to this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. We are not making an offer to sell these securities or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, or any free writing prospectus we authorize to be delivered to you, is accurate only as of the date of that document or any other date set forth in that document. Additionally, any information we have incorporated by reference in this prospectus or in any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference or other date set forth in that document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations, cash flow and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

Under this process, we may sell the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $50,000,000, subject to the Baby Shelf Limitation. This prospectus describes the general manner in which we may offer the securities described in this prospectus. Each time we sell securities pursuant to this registration statement, we will provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain additional information relating to these offerings. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement or free writing prospectus, you should rely on the information in the most recent applicable prospectus supplement or free writing prospectus and documents incorporated by reference herein and therein. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of our securities unless it is accompanied by a prospectus supplement.

This prospectus, together with any accompanying prospectus supplement and any additional information incorporated by reference herein and therein, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should carefully read both documents, as well as the additional information contained in the documents described in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus and any applicable prospectus supplement.

Neither this prospectus nor any accompanying prospectus supplement is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section of this prospectus entitled “Incorporation by Reference.”

SELECTED DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, reference to:

●	“AIR Convertible Debentures” means the additional Convertible Debentures issuable pursuant to the exercise of the additional investment right granted under the Purchase Agreement.
●	“Articles of Incorporation” means the articles of incorporation of Expion Energy, as amended.
●	“Additional Investment Right” means the right of the purchasers under the Purchase Agreement to elect to purchase the AIR Convertible Debentures in the aggregate principal amount of up to $91,000,000 at any time during the 18-month period following the Effective Date, as that term is defined in the Purchase Agreement.
●	“August 2026 Warrants” means the Amended and Restated Common Stock Purchase Warrants, with an exercise price of $4.25 per share, issued by Expion Energy pursuant to the Purchase Agreement.
●	“Bylaws” means the bylaws of Expion Energy, as amended.
●	“common stock” means the shares of common stock, par value $0.001 per share, of Expion Energy.
●	“Convertible Debentures” means the Amended and Restated 8% Convertible Debentures Due August 21, 2029 issued by Expion Energy pursuant to the Purchase Agreement.
●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
●	“Exchange Cap” means 19.99% of our outstanding shares of common stock as of immediately prior to execution of the Purchase Agreement, including the shares issuable upon conversion of, or payment of interest on, the Convertible Debentures and the AIR Convertible Debentures, and exercise of the August 2026 Warrants.
●	“Expion Energy,” the “Company,” “we,” “us,” and “our” means Expion Energy, Inc., a Nevada corporation.
●	“Purchase Agreement” means that certain Amended and Restated Securities Purchase Agreement, dated October 22, 2026, which amends and restates that certain Securities Purchase Agreement dated August 21, 2026, between Expion Energy and each purchaser identified on the signature pages thereto.
●	“SEC” means the Securities and Exchange Commission.
●	“Securities Act” means the Securities Act of 1933, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, together with any accompanying prospectus supplement, and the documents incorporated by reference herein or therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this prospectus, together with any accompanying prospectus supplement, and the documents incorporated by reference herein or therein, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including, without limitation, any projections regarding the markets where we operate, any statements of the plans and objectives of our management for future operations, any statements concerning proposed new products or services, any statements regarding expected capital expenditures, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this prospectus and the documents incorporated by reference herein are made as of the date hereof or thereof, as applicable, and are based on information available to us as of such dates. We assume no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “should,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “potential,” “forecasts,” “continue,” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct. Actual results will likely differ, and could differ materially, from those projected or assumed in the forward-looking statements. Prospective investors are cautioned not to unduly rely on any such forward-looking statements.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	We operate in extremely competitive industries and are subject to pricing pressures.
●	We have a history of losses. We may not be able to generate sufficient revenue to achieve and sustain profitability.
●	Our audited financial statements include a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.
●	Our results of operations could be adversely affected by changes in the cost and availability of raw materials and our reliance on third-party manufacturers and suppliers.
●	Increases in costs, disruption of supply, or shortage of any of our battery components such as electronic and mechanical parts could harm our business.
●	We may not be able to raise additional capital on acceptable terms or at all, and our failure to obtain additional financing could adversely affect our ability to continue as a going concern.
●	Our business and future growth depends on the needs and success of our customers.
●	We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our sales, and the loss of or reduction in purchases by any of these customers could adversely affect our results of operations.
●	If we fail to expand our sales and distribution channels, our business could suffer.
●	The uncertainty in global economic conditions could negatively affect our results of operations.

●	Tariffs on imported battery components may increase our costs, and we may be unable to fully mitigate such increases.
●	We are currently, and will likely continue to be, dependent on a limited number of warehouse facilities. If our facilities become inoperable for any reason, our ability to produce our products could be negatively impacted.
●	We could face potential product liability or warranty claims relating to our products, including the components thereof, which could reduce market adoption, result in reputation damage, and result in significant costs and liabilities, which would reduce our profitability. Drilling and exploration activities for oil and natural gas are inherently uncertain and subject to many risks, and we may not be able to demonstrate the commercial viability of the prospect, which would have a material adverse impact on our business, financial condition and results of operations.
●	We may be unable to acquire additional leases, and even if we expand our leasehold position, there is no assurance that additional acreage will result in commercially productive operations.
●	Oil and natural gas prices are highly volatile, and our future financial performance is substantially dependent on prevailing prices of oil and natural gas.
●	We are subject to complex federal, state, local and other laws and regulations that could adversely affect the timing, cost, manner or feasibility of conducting our operations and expose us to significant costs and liabilities.
●	Our failure to introduce new products and product enhancements that respond to customer and end consumer demand, and any broad market acceptance of new technologies introduced by our competitors, could adversely affect our business.
●	We may not be able to adequately protect our proprietary intellectual property and technology and we may need to defend ourselves against intellectual property infringement claims.
●	Any acquisitions or other strategic transactions that we complete may not achieve their intended benefits and may involve significant costs, diversion of management attention and resources, integration difficulties, or unanticipated liabilities, and may have adverse effects on our financial condition and results of operations.
●	If our electronic data is compromised, or we experience a failure in our information technology or storage systems, our business could be significantly harmed.
●	Our ability to raise capital in the future may be limited, especially if we are unable to obtain stockholder approval of the issuance of shares of common stock upon conversion of the Convertible Debentures and the AIR Convertible Debentures in excess of the Exchange Cap, which could make us unable to fund our capital requirements and prevent us from pursuing our business strategy.
●	We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.
●	We may be unable to maintain compliance with the continued listing requirements of The Nasdaq Capital Market, including the minimum bid price requirement or market value of listed securities requirement, which could result in the delisting of our common stock.
●	Our stock price may fluctuate significantly, and stockholders may lose some or all of their investment.
●	The issuance of shares of our common stock upon the conversion or exercise of the securities issued or issuable in our private placement will cause substantial dilution to our existing stockholders.
●	Our ability to receive additional funding under the Additional Investment Right is subject to the sole discretion of the purchasers, and if the purchasers do not exercise the Additional Investment Right, our ability to raise capital may be materially limited.
●	The terms of the private placement may have the effect of preventing, deterring, or increasing the cost of, our future capital raising activities.
●	The conversion price of the Convertible Debentures and the AIR Convertible Debentures are subject to adjustment, which may result in additional dilution to our existing stockholders.
●	The Convertible Debentures and the AIR Convertible Debentures will bear interest, and we may be unable to pay interest when due or to repay the principal amount at maturity.
●	Events of default under the Convertible Debentures or the AIR Convertible Debentures could result in acceleration of amounts owed and other remedies that could materially harm our business.
●	Such other factors as discussed under “Risk Factors” herein and in the documents incorporated by reference herein, including our latest Annual Report on Form 10-K.

Moreover, new risks and uncertainties emerge occasionally, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business, or the extent to which any factor, or combination of factors, may cause our actual future results to be materially different from any results expressed in or implied by any forward-looking statements. Financial estimates are subject to change and are not intended to be relied upon as predictions of future results of operations. Except as required by applicable law or the listing rules of The Nasdaq Stock Market, we expressly disclaim any intent or obligation to update any forward-looking statements. If we do update or correct any forward-looking statements, investors and others should not conclude that we will make additional updates or corrections. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

PROSPECTUS SUMMARY

The following summary highlights information contained in greater details elsewhere in this prospectus or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus, any applicable prospectus supplement and the documents we have incorporated by reference in this prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our financial statements and related notes and the information set forth in the section entitled “Risk Factors” and other information incorporated by reference into this prospectus from our filings with the SEC. See also the sections entitled “Where You Can Find More Information” and “Incorporation By Reference.”

Overview

Lithium Battery Business

Expion Energy, formerly known as Expion360 Inc., focuses on the design, assembly, manufacturing, and sale of lithium iron phosphate (“LiFePO4”) batteries and supporting accessories for recreational vehicles (“RVs”), marine applications, and industrial energy storage products. Our high-powered lithium battery solutions incorporate innovative concepts and have been designed to include some of the most dense and minimal-footprint batteries in the RV and marine industries. We deploy intellectual property strategies to support product development, enhance safety and performance, and strengthen relationships across our target markets. This includes design, development, and collaboration, using our IP to bring safety, quality, and service to our customers. Our customers consist of dealers, wholesalers, private-label customers, and original equipment manufacturers (“OEMs”) who then sell our products to end consumers and drive brand awareness nationally.

Our primary target markets include the RV, marine, industrial, and commercial energy storage industries. Within the industrial sector, we participate in applications such as electric material handling and forklift equipment, where lithium battery adoption continues to increase as an alternative to traditional lead-acid systems. We believe the broader transition from lead-acid to lithium batteries presents growth opportunities across these markets.

In addition to our current focus areas, we are evaluating opportunities to expand further into industrial and mission-critical commercial applications that require integrated battery energy storage solutions. These may include mobile and stationary systems supporting remote operations, security infrastructure, and other environments that require a high degree of reliability. While we continue to assess these industrial and adjacent markets, our current commercial activities remain concentrated in our established RV, marine, and industrial segments.

Our battery products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate detailed design and engineering, strong case materials, optimized internal structural layouts, and are supported by responsive customer service.

Oil and Gas Opportunity

We are entering the oil and gas sector to capture rising demand driven by power generation needs, industrial growth, and long-term expansion of LNG markets. We will target opportunistic growth through selective acquisitions and development projects that provide scale, enhance value, and support sustained stockholder value.

On August 21, 2026, we entered into a membership interest purchase agreement (the “Membership Interest Purchase Agreement”) pursuant to which we acquired all of the issued and outstanding membership interests of the target company (the “Target”). The Target owns and controls assets related to an oil and gas exploration opportunity (the “Prospect”) encompassing an area of mutual interest in Eastern Louisiana targeting multiple stacked benches within a specific gas reservoir (the “AMI”). The Target’s assets include an existing oil and gas leasehold of approximately 3,000 net acres within the AMI, a wellbore (the “Well”), mineral title research covering approximately 13,000 net acres, and intellectual property developed in connection with the Prospect.

Concurrently with execution of the Membership Interest Purchase Agreement, we entered into an exploration agreement (the “Exploration Agreement”) with the Target. The Exploration Agreement addresses: (i) existing leases for the approximately 3,000 net acres the Target already owns, (ii) leases for acreage within the AMI that was previously leased, and (iii) new leases intended to be acquired within the AMI representing the expansion of the acreage footprint.

Pursuant to the terms of the Exploration Agreement, we are required to use commercially reasonable efforts to initiate a mandatory well operation consisting of directional drilling of a new lateral wellbore out of the Well, with a total measured lateral length of no less than 4,000 feet, to a mutually agreed bottom-hole location and true vertical depth (the “Mandatory Well Operation”). The Exploration Agreement contemplates that the Mandatory Well Operation will occur no later than February 15, 2027, subject to customary exceptions.

Private Placement

On August 21, 2026, we entered into the Purchase Agreement, as subsequently amended on October 22, 2026, providing for the issuance and sale of: (i) Convertible Debentures, in an aggregate principal amount of $9,000,000, which, upon obtaining stockholder approval, will initially become convertible into up to 2,117,219 shares of common stock based on an initial conversion price of $4.25 per share, and (ii) August 2026 Warrants to purchase up to 2,117,219 shares of common stock at an exercise price of $4.25 per share (the “Private Placement”). Five Narrow Lane, LP (“FNL”) was the lead purchaser in the Private Placement. Our former Chief Executive Officer and Chairman of the Board, Joseph Hammer, serves as a managing member of the general partner of FNL and may be deemed to share voting and dispositive power over the shares of common stock issuable upon conversion of the Convertible Debentures and the AIR Convertible Debentures, and upon exercise of the August 2026 Warrants. Pursuant to the Purchase Agreement, the purchasers in the Private Placement may also elect to purchase the AIR Convertible Debentures in the aggregate principal amount of up to $91,000,000 at any time during the 18-month period following the Effective Date, as that term is defined in the Purchase Agreement.

Corporate Information

We were initially organized as a limited liability company under the name “Yozamp Products Company, LLC” in the State of Oregon on June 16, 2016, and converted to a Nevada corporation under the name “Expion360 Inc.” pursuant to articles of conversion dated as of November 16, 2021.

We recently changed our corporate name from “Expion360 Inc.” to “Expion Energy, Inc.” to better align with our expanded energy platform and broadened operating strategy.

Our principal executive offices are located at 2025 SW Deerhound Avenue, Redmond, Oregon 97756, and our phone number is (541) 797-6714.

Our principal website is www.expion360.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or the registration statement of which it forms a part. The inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our Common Stock.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;
●	reduced disclosure obligations regarding executive compensation arrangements; and
●	no requirement to seek nonbinding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of some or all these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier to occur of (a) (i) the end of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the fiscal year in which we have total annual gross revenues of at least $1.235 billion, or (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” under SEC rules, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We have elected to use this extended transition period under the JOBS Act. As a result, our financial statements may not be comparable to the financial statements of issuers that are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make comparison of our financials to those of other public companies more difficult.

We also qualify as a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) as defined in the Exchange Act, and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

An investment in the securities offered pursuant to this prospectus and any applicable prospectus supplement involves a high degree of risk. You should consider carefully the risks described below, as well as the risk factors contained in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in or incorporated by reference into any applicable prospectus supplement before acquiring any of such securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference into this prospectus and in any applicable prospectus supplement.

Risks Related to Our Oil and Gas Exploration Opportunity

Drilling and exploration activities for oil and natural gas are inherently uncertain and subject to many risks, and we may not be able to demonstrate the commercial viability of the Prospect, which would have a material adverse impact on our business, financial condition and results of operations.

On August 21, 2026, we acquired an oil and gas exploration opportunity (the “Prospect”) encompassing an area of mutual interest (the “AMI”) in Eastern Louisiana targeting multiple stacked benches within a specific gas reservoir (the “Acquisition”). The Acquisition included an existing oil and gas leasehold of approximately 3,000 net acres, a single wellbore (the “Well”), mineral title research covering approximately 13,000 net acres, and intellectual property developed in connection with the Prospect. Pursuant to the Acquisition, we have committed to invest up to $4,000,000 to finance a leasing program, with no less than $2,500,000 dedicated to leasing activities. Concurrent with the Acquisition, we entered into an Exploration Agreement with a local counterparty to serve as lease manager (the “Lease Manager”). Under the Exploration Agreement, our exploration activities will initially be concentrated within the AMI, and we will initiate a mandatory well operation consisting of directional drilling of a new lateral wellbore out of the Well (the “Mandatory Well Operation”).

Drilling and exploration activities are inherently uncertain and subject to many risks, including the risk that no commercially productive oil or natural gas reservoirs will be encountered, which is exacerbated as a result of our initial focus on a narrow geographic area and single well. Our current business strategy depends, to a large extent, on our ability to demonstrate the commercial viability of the Prospect, and there can be no assurance that the Well, the Mandatory Well Operation, or any new wells drilled by us, will be commercially productive. If we do not achieve commercial production from the Prospect, we may be unable to recover our acquisition, leasing, drilling and development costs, in which case our business, financial condition and results of operations would be materially adversely affected.

The gas reservoir formation we are targeting, while situated in a regional trend with numerous analog field discoveries, has not been proven commercially productive within the area of our leasehold. There is no way to predict in advance of testing and drilling whether any particular location will yield oil or natural gas in sufficient quantities to recover drilling and completion costs, or to become commercially viable. The use of technologies and the study of producing fields in the same area, will not enable us to know conclusively prior to testing and drilling whether oil or natural gas will be present or, if present, whether it will be present in sufficient quantities to become commercially viable.

The cost of testing, drilling and operating any well is subject to significant risks and uncertainties, and our future drilling activities may not be successful. Under the Exploration Agreement, we are required to use commercially reasonable efforts to initiate the Mandatory Well Operation by February 15, 2027 (the “Commencement Date”), subject to certain exceptions. Our inability to achieve drilling success leading to commercial viability of our exploration opportunity would have a material adverse effect on our financial condition, results of operations and prospects. Our drilling operations may be curtailed, delayed, or cancelled as a result of a variety of factors, many of which are beyond our control, including unexpected or adverse drilling conditions, weather conditions, elevated pressure or irregularities in the geologic formation, equipment failures or accidents, shortages or delays in the availability of drilling rigs and equipment, title problems, compliance with legal and regulatory requirements, and macroeconomic conditions. If events, conditions or occurrences, whether within or beyond our control, prevent us from commencing the Mandatory Well Operation by the Commencement Date, it would result in a number of risks and challenges to our business, which may include preventing us from retaining or expanding our leasehold interests, making it more difficult to raise additional funding, and creating reputational harm for our business.

Since the Exploration Agreement covers a specific geological formation in Eastern Louisiana, and our current leasehold is concentrated within a limited geographic area centered around the Well, there is a significant risk that no commercially productive oil or natural gas reservoirs will be found or produced. We intend to expand the Prospect’s acreage footprint by re-leasing expired tracts and acquiring new leases within the AMI, but there can be no assurance that we will be able to acquire such additional acreage on commercially acceptable terms, or at all. Our failure to commence the Mandatory Well Operation by the Commencement Date may negatively impact our leasing activities. In addition, we may drill or participate in new wells that are not productive, or drill wells that are productive, but that do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Even if sufficient amounts of oil or natural gas exist, we may experience mechanical difficulties while drilling or completing a well, inadvertently damage the potentially productive hydrocarbon bearing formation, or experience other difficulties with extracting the resources, any of which could force us to reduce production from the well or abandon the well entirely. Further, an otherwise productive well may become uneconomical if water or other deleterious substances are encountered which impair or prevent production activities. If we are unable to achieve commercial production from the Well, or to drill or participate in new wells that are commercially productive, it would have a material adverse impact on our business, financial condition and results of operations.

We may be unable to acquire additional leases, and even if we expand our leasehold position, there is no assurance that additional acreage will result in commercially productive operations.

We are in the early stages of evaluating the Prospect, have a limited acreage footprint, have no current infrastructure, and have not established any proved reserves. Our strategy involves the expansion of the Prospect’s acreage footprint by re-leasing expired tracts and acquiring new leases within the AMI. However, our leasing program depends on a number of factors, including the availability of suitable acreage, landowners’ willingness to grant or renew leases on acceptable terms, prevailing market conditions, and our available capital at the time leasing decisions are made. Many of the tracts previously leased by our predecessor expired between 2021 and 2023, and there is no assurance that the former lessors will agree to re-lease their interests. If we cannot expand our leasehold, we will remain dependent on the existing approximately 3,000 net acre position centered around the Well, which may not be sufficient to support commercially viable operations. In addition, even if we are successful in acquiring additional leases, there is no assurance that the acreage will contain commercially productive formations, support economic well spacing, or produce sufficient net revenues to return a profit after drilling, operating and other costs. If we are unable to expand our acreage through our leasing program, it could prevent us from achieving commercially productive operations, which would have a material adverse impact on our business, financial condition and results of operations.

The Exploration Agreement contains provisions that reduce our net revenue interest in the Prospect and create potential conflicts of interest.

The Exploration Agreement reserves overriding royalty interests (“ORRIs”) to both the Lease Manager and Cynergy Advisors, LLC (“Cynergy”), a company affiliated with Kevin Sellers, our Chief Executive Officer and one of our directors, as well as Marc Jarvis, who is also one of our directors. Although granting ORRIs to service providers is common in the industry, as a result of these ORRIs, our net revenue interest in the Prospect is approximately 75%, meaning we will not receive the full economic benefit of any oil and gas production from the Prospect. The ORRIs reduce our share of production revenues while we bear the full cost of drilling, producing, equipping, and operating the Well, as well as any future wells we elect to drill. The ORRIs payable to the Lease Manager survive its removal as lease manager. Our obligation to preserve the ORRIs in favor of the counterparties will reduce the economic benefits of the Prospect to us and our stockholders and may limit our operational flexibility.

Mr. Sellers and Mr. Jarvis, as managing members of Cynergy, have indirect material interests in the Cynergy ORRI, which creates a potential conflict of interest in decisions regarding the development, operation, and marketing of the Prospect. Although the appointments of Mr. Sellers and Mr. Jarvis were each approved by the disinterested members of our Board of Directors, there can be no assurance that such conflicts will not adversely affect our business.

We are dependent on the Lease Manager, and any failure by the Lease Manager to perform could delay operations or result in additional costs.

The Lease Manager provides critical leasing services for the Prospect, including mineral title research, oversight of leasing agents, supervision of lease broker personnel, lease-database reporting and digital mapping. Although we may remove the Lease Manager at any time for convenience, a transition to a replacement lease manager could cause delays, loss of project knowledge, and additional costs. In addition, the ORRIs payable to the Lease Manger survive its removal as lease manager.

Oil and natural gas prices are highly volatile, and our future financial performance is substantially dependent on prevailing prices of oil and natural gas.

Historically, the markets for oil and natural gas have been volatile and we expect these markets will continue to be volatile in the future. Even assuming we are able to achieve commercial production based on our drilling and exploration activities, the prices we receive for our production, and the levels of production we are able to achieve over time, will depend on numerous factors including:

●	changes in global supply and demand for oil and natural gas;
●	the actions of the Organization of Petroleum Exporting Countries;
●	the price and quantity of imports of foreign oil and natural gas;
●	macroeconomic and political conditions and events, including wars, outbreaks of hostilities, embargoes, and tariffs affecting oil-producing activity;
●	the level of global oil and natural gas exploration and production activity;
●	the level of global oil and natural gas inventories;
●	weather conditions;
●	technological advances affecting energy consumption;
●	the price and availability of alternative fuels; and
●	market concerns about global warming or changes in governmental policies and regulations due to climate change initiatives.

Our strategy involves achieving commercial production from the Prospect at levels that will allow us to generate net revenues sufficient for us to recover our acquisition, leasing, drilling and development costs, and to realize and sustain profitable operations. Volatile oil and natural gas prices make it difficult to estimate the level of revenue expected to be achieved based on a projected level of production, which in turn makes it difficult to forecast financial results and prepare accurate budgets. A decline in oil and natural gas prices relative to our forecasts would reduce our profitability and potentially result in net losses. A decline in prices would also reduce our cash flow from operations, which may require us to reduce capital expenditures, and limit our ability to borrow money or raise additional capital. In addition, a decline in prices may require us to write-down the carrying value of our assets. As a result, a decline in the prices of oil or natural gas, whether relative to historical prices or to our internal projections, could adversely affect our financial condition, operating results and cash flows.

We are subject to complex federal, state, local and other laws and regulations that could adversely affect the timing, cost, manner or feasibility of conducting our operations and expose us to significant costs and liabilities.

Our leasing and operation of oil and natural gas properties in Eastern Louisiana are subject to complex and stringent federal, state, and local laws and regulations. In order to conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We may experience delays in receiving such permits, approvals and certificates. Delays in permitting could result in delays in execution of our drilling and development program, including our failure to commence the Mandatory Well Operation by the Commencement Date. We may incur substantial costs in order to maintain compliance with existing laws and regulations. In addition, our costs of compliance may increase if existing laws and regulations are revised or reinterpreted, or if new laws and regulations become applicable to our operations. Failure to comply with laws and regulations applicable to our operations, including any evolving interpretation and enforcement by governmental authorities, could have a material adverse effect on our business, financial condition and results of operations.

We rely on a third-party contract operator for certain operational functions, and our business could be adversely affected by the inability or failure of the operator to perform its obligations under the agreement.

We have engaged a third-party contract operator to perform certain operational functions, including well planning, engineering, regulatory filings, contracting, and day-to-day field operations. Our reliance on this third party exposes us to risks associated with its inability or failure to perform its obligations under the agreement, including failure to maintain adequate insurance coverage, comply with applicable health, safety, and environmental requirements, or conduct operations in accordance with industry standards. Any such failure could result in regulatory enforcement actions, delays in our drilling and exploration activities, or damage to the Well or surrounding properties for which we may be held responsible. In addition, the operator is permitted to terminate the agreement for any reason upon 90 days’ written notice to us, and any such termination would require us to identify and retain a new operator, which could result in unanticipated delays in our operations and unexpected costs associated with the transition. Furthermore, our indemnification obligations under the agreement may expose us to significant liabilities arising from the operator’s acts or omissions, which obligations survive termination of the agreement. If any of these risks are realized, it could have a material adverse effect on our business, financial condition, and results of operations.

We face significant competition from larger companies in the oil and gas industry.

The oil and gas industry is highly competitive. We compete with larger and better-capitalized companies for acreage, leases, financing, drilling rigs, equipment, personnel, technical expertise and other resources. Many of our competitors have substantially greater financial, technical and operational resources, more established relationships with landowners and service providers, and greater economies of scale. Competition may make it more difficult or costly for us to develop the Prospect, acquire or retain leases, obtain services, finance our activities, or market any production.

Risks Relating to our Private Placement

The issuance of shares of our common stock upon the conversion or exercise of the securities issued or issuable in our private placement will cause substantial dilution to our existing stockholders.

On August 21, 2026, we entered into the Purchase Agreement, as subsequently amended on October 22, 2026, with certain investors (the “Purchasers”), pursuant to which we issued $9,000,000 in aggregate principal amount of the Convertible Debentures and August 2026 Warrants to purchase up to 2,117,219 shares of our common stock. Subject to stockholder approval, the Convertible Debentures will initially be convertible into up to 2,117,219 shares of our common stock, based on an initial conversion price of $4.25 per share. Prior to obtaining stockholder approval, the Convertible Debentures will be convertible into a number of shares equal to the Exchange Cap. The issuance of shares upon conversion of the Convertible Debentures will cause immediate dilution to our existing stockholders.

In addition, the Purchase Agreement permits the Purchasers to purchase the AIR Convertible Debentures in an aggregate principal amount of up to $91,000,000 at any time during the 18-month period following the Effective Date, as that term is defined in the Purchase Agreement, which will be convertible into shares of our common stock. The conversion price for the AIR Convertible Debentures may be set at prices significantly below the initial conversion price of the Convertible Debentures and will be subject to adjustment pursuant to the anti-dilution provisions, subject to a floor price. The issuance of shares upon conversion of the AIR Convertible Debentures will cause additional dilution to our existing stockholders. As the value of the AIR Convertible Debentures purchased pursuant to the Additional Investment Right increases, and the conversion price of the AIR Convertible Debentures decreases (subject to the floor price ), the level of dilution to our existing stockholders will increase significantly.

The combination of the issuance of shares of common stock upon (i) conversion of the Convertible Debentures, (ii) exercise of the August 2026 Warrants, and (iii) conversion of the AIR Convertible Debentures (collectively, the “Conversion Shares”), will have a significant dilutive impact on our existing stockholders. In addition, the subsequent sale of the Conversion Shares in the public market, or the perception that such sales may occur, could adversely affect the trading price of our common stock.

Our ability to receive additional funding under the Additional Investment Right is subject to the sole discretion of the Purchasers, and if the Purchasers do not exercise the Additional Investment Right, our ability to raise capital may be materially limited.

Pursuant to the Additional Investment Right, the Purchasers have the right, but not the obligation, to purchase the AIR Convertible Debentures in an aggregate principal amount of up to $91,000,000, which represents a significant capital raising opportunity for us. However, the issuance of shares of common stock upon conversion of the Convertible Debentures and the AIR Convertible Debentures is initially subject to the Exchange Cap. Issuance of shares of common stock upon conversion of the Convertible Debentures and the AIR Convertible Debentures in excess of the Exchange Cap requires the approval of our stockholders and there can be no assurance that our stockholders will grant such approval. If our stockholders do not approve the issuance of shares in excess of the Exchange Cap, the Purchasers may be unwilling to exercise the Additional Investment Right in whole or in part, in which case our ability to receive additional funding upon issuance of the AIR Convertible Debentures may be prevented or limited.

Even if we obtain stockholder approval to issue shares in excess of the Exchange Cap, the Purchasers are not obligated to exercise the Additional Investment Right and may elect not to invest any additional funds. Each Purchaser’s decision to exercise the Additional Investment Right (and the principal amount of the AIR Convertible Debentures it elects to purchase even if exercised) is within its sole discretion and may depend on factors beyond our control, including our recent financial and operating results, the market price of our common stock, the results of our drilling and exploration activities, prevailing oil and natural gas prices, and general market conditions. In addition, because the conversion price of the AIR Convertible Debentures issuable upon exercise of the Additional Investment Right is subject to a floor price, a decline in the trading price of our common stock may make exercise economically unattractive to the Purchasers. Accordingly, there can be no assurance we will receive all or any portion of the funding potentially available to us under the Additional Investment Right.

We require substantial capital to fund our oil and gas exploration opportunity, including commitments under our leasing program, commencement of the Mandatory Well Operation, and further exploration and development of the Prospect. If the Purchasers do not exercise the Additional Investment Right, which may occur as a result of our failure to obtain stockholder approval to issue shares in excess of the Exchange Cap, a decline in the trading price of our common stock, or for other reasons, our ability to obtain alternative financing may be materially limited. If we cannot obtain sufficient capital, we may be required to delay, curtail, or abandon our drilling and exploration activities, or change our business strategy altogether, which would have a material adverse effect on our business, financial condition, and results of operations.

The terms of the private placement may have the effect of preventing, deterring, or increasing the cost of, our future capital raising activities.

The Purchase Agreement includes a number of restrictive covenants that limit our ability to raise additional capital without the consent of the Purchasers. For example, so long as at least $2,250,000 in aggregate principal amount of the Convertible Debentures remains outstanding, we are restricted from incurring additional indebtedness and creating liens, subject to certain exceptions. In addition, we are prohibited from effecting any Variable Rate Transaction (as defined in the Purchase Agreement) for a period of time following the date of the Purchase Agreement, subject to certain exceptions. In addition, each Purchaser may participate in up to 33% of certain subsequent issuances of our common stock or common stock equivalents for a period of time following the date of the Purchase Agreement. Further, the conversion price of the Convertible Debentures and the AIR Convertible Debentures, as well as the exercise price of the August 2026 Warrants, is subject to reduction if we issue securities at an effective price per share lower than the then-applicable conversion price or exercise price, subject to certain exceptions, which may make it economically unattractive for us to raise capital at prices below the current conversion price or exercise price. These provisions, individually or in the aggregate, may have the effect of preventing, deterring, or increasing the cost of, our future capital raising activities. If we are unable to obtain financing on acceptable terms, or at all, it would have a material adverse effect on our business, financial condition, and results of operations.

The conversion price of the Convertible Debentures and the AIR Convertible Debentures, and the exercise price of the August 2026 Warrants, are subject to adjustment, which may result in additional dilution to our existing stockholders.

The conversion price of the Convertible Debentures and the AIR Convertible Debentures, and the exercise price of the August 2026 Warrants, are subject to adjustment upon the occurrence of certain events, including stock splits, stock dividends, combinations, and reclassifications. In addition, if we issue or sell (or are deemed to issue or sell) shares of common stock or common stock equivalents (including the AIR Convertible Debentures) at an effective price per share lower than the then-applicable conversion price or exercise price, the conversion price of the Convertible Debentures, and the exercise price of the August 2026 Warrants, will be reduced to such lower price, subject to a floor price. As a result, if we issue securities at a price below the current conversion price or exercise price, whether in connection with an exercise by the Purchasers of the Additional Investment Right, a future financing, acquisition, or otherwise, it may trigger an adjustment that increases the number of shares issuable upon conversion of the Convertible Debentures, and reduces the exercise price of the August 2026 Warrants, resulting in additional dilution to our existing stockholders beyond that resulting from such future issuance. These provisions may also make it more difficult or expensive for us to raise additional capital at prices below the then-current conversion price or exercise price. If we are unable to obtain financing on acceptable terms, or at all, it would have a material adverse effect on our business, financial condition, and results of operations.

The Convertible Debentures and the AIR Convertible Debentures will bear interest, and we may be unable to pay interest when due or to repay the principal amount at maturity.

The Convertible Debentures bear interest at a rate of 8% per annum, payable quarterly in arrears, commencing on the one year anniversary of the issuance date, and the AIR Convertible Debentures will bear interest on the same terms upon their issuance. If we do not obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap, a portion of the Convertible Debentures (and all of the AIR Convertible Debentures) will not be convertible into common stock and any remaining unconverted portion will remain outstanding as unsecured debt until their maturity on August 21, 2029. If the Purchasers do not elect to convert the Convertible Debentures prior to maturity, whether as a result of our failure to obtain stockholder approval or otherwise, we will be required to repay up to $9,000,000 in principal amount, together with any accrued and unpaid interest. To the extent any AIR Convertible Debentures are issued, we will also be required to repay the principal amount of the AIR Convertible Debentures, together with any accrued and unpaid interest We may not have sufficient funds available to make interest payments when due, or to repay the remaining principal amount at maturity. Our failure to pay interest when due, or to repay the remaining principal amount at maturity, would constitute an event of default under the Convertible Debentures and the AIR Convertible Debentures, as applicable, which could result in acceleration of the outstanding amounts.

Events of default under the Convertible Debentures or the AIR Convertible Debentures could result in acceleration of amounts owed and other remedies that could materially harm our business.

The Convertible Debentures contain, and the AIR Convertible Debentures will contain, numerous events of default, including failure to pay principal or interest when due, failure to timely deliver shares upon conversion, failure to maintain the listing of our common stock, breaches of certain covenants, bankruptcy or insolvency, cross-defaults, and the occurrence of certain other events. Upon an event of default, at the election of the holder, all outstanding amounts under the Convertible Debentures and AIR Convertible Debentures, as applicable, may become immediately due and payable. We may not have sufficient funds to repay the accelerated amounts upon an event of default, which would have a material adverse effect on our business, financial condition, and results of operations.

The sale of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could cause the market price of our common stock to decline significantly

The Purchasers have registration rights under the Registration Rights Agreement that require us to register the resale of the Conversion Shares. Once the registration statement is declared effective, the Purchasers will be able to resell the Conversion Shares without restriction (subject to beneficial ownership limitations). The sale of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could cause the market price of our common stock to decline significantly. Even if the Purchasers do not sell their shares immediately, the fact that a significant number of shares are eligible for resale may create an “overhang” that reduces the trading price of our common stock.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes, including the funding of our capital commitments pursuant to the Exploration Agreement. We may also use a portion of the net proceeds to invest in or acquire assets, businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

GENERAL DESCRIPTION OF SECURITIES

We may offer shares of common stock or preferred stock, various series of senior or subordinated debt securities or warrants to purchase any of the foregoing, in each case from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. At the time we offer a particular type or series of securities, we will provide an applicable prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	voting or other rights;
●	rates and times of payment of interest, dividends or other payments;
●	liquidation preference;
●	original issue discount;
●	maturity;
●	ranking;
●	restrictive covenants;
●	redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, and any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;
●	any securities exchange or market listing arrangements; and
●	important U.S. federal income tax considerations.

This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the applicable prospectus supplement related to any securities being offered.

We may sell the securities to or through underwriters, dealers or agents, directly to purchasers, or through a combination of any of these methods of sale, or as otherwise set forth under the section entitled “Plan of Distribution”. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our articles of incorporation, bylaws and the other documents referred to in herein, all of which are or will be publicly filed with the SEC, as applicable. See the section entitled “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of the capital stock of Expion Energy, Inc. as set forth in our Articles of Incorporation, our Bylaws, and the applicable provisions of the Nevada Revised Statutes (the “NRS”). The summary does not purport to be complete and is qualified in its entirety by reference to our Articles and Bylaws, copies of which have been filed as exhibits to our public filings with the SEC, and applicable provisions of the NRS. References to “we,” “our,” “us,” or the “Company” refer to Expion Energy, Inc.

Reverse Stock Split

On July 21, 2026, we effectuated a 1-for-12 reverse stock split (the “Reverse Stock Split”) and a proportionate decrease in the number of authorized shares of common stock from 200,000,000 to 16,666,666 (the “Authorized Share Decrease”). Pursuant to Section 78.207 of the NRS, no stockholder approval of the Reverse Stock Split or Authorized Share Decrease was required. On July 16, 2026, we filed a certificate of change (the “Certificate of Change”) to the Articles with the Secretary of State of Nevada in accordance with Section 78.209 of the NRS to amend the Articles to effect the Reverse Stock Split and Authorized Share Decrease, effective as of 12:01 a.m. Eastern time on July 21, 2026.

No fractional shares of our common stock were issued as a result of the Reverse Stock Split and instead each holder of our common stock who was otherwise entitled to receive a fractional share as a result of the Reverse Stock Split received one whole share of our common stock in lieu of such fractional share. In addition, the Reverse Stock Split effected a reduction in the number of shares issuable pursuant to our equity awards, warrants and non-plan options outstanding as of the Effective Date of the Reverse Stock Split, and a corresponding increase in the respective exercise prices, conversion prices, reset prices and the like thereunder.

Unless otherwise noted, all references to shares and per share amounts for all periods presented in this prospectus have been adjusted retrospectively, to reflect the impact of the Reverse Stock Split.

Authorized Capital Stock

Our authorized capital stock consists of 16,666,666 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding shares of preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

As of October 22, 2026, there were 1,012,498 shares of our common stock issued and outstanding.

Preferred Stock

We do not currently have an established class or series of preferred stock and no shares of our preferred stock have been issued.

Convertible Debentures

On August 21, 2026, we entered into the Purchase Agreement, which provided for the issuance and sale of: (i) Convertible Debentures, in an aggregate principal amount of $9,000,000, and (ii) the August 2026 Warrants to purchase up to 2,117,219 shares of common stock.

The Convertible Debentures are our unsecured direct debt obligations and will mature on August 21, 2029. Interest accrues at the Applicable Federal Rate initially, increasing to 8% per annum commencing on the first anniversary of the original issuance date, and is payable quarterly in cash. In the event of default, the interest rate increases by 4% per annum.

Prior to obtaining stockholder approval, the Convertible Debentures will be convertible into a number of shares equal to the Exchange Cap. Subject to stockholder approval, the Convertible Debentures will initially be convertible into up to 2,117,219 shares of our common stock, based on an initial conversion price of $4.25 per share.

The Purchase Agreement permits the Purchasers to purchase the AIR Convertible Debentures in an aggregate principal amount of up to $91,000,000 at any time during the 18-month period following the Effective Date, as that term is defined in the Purchase Agreement. which will be convertible into shares of our common stock.

The Company may not prepay a Convertible Debentures without the prior written consent of the holder thereof.

Warrants

November 2021 Warrants

On November 22, 2021, we issued warrants to purchase 476 shares of common stock at an exercise price of $3,984 per share (the “November 2021 Warrants”), and an expiration date of November 22, 2031. The November 2021 Warrants are subject to adjustment upon the occurrence certain events. As of October 22, 2026, November 2021 Warrants to purchase an aggregate of 437 shares of common stock remained outstanding.

Underwriter Warrants

Concurrent with the closing of our initial public offering, we issued warrants to purchase an aggregate of 138 shares of our common stock to Alexander Capital LP and Paulson Investment Company LLC at an exercise price of $10,920 per share, and an expiration date of March 31, 2027 (the “Underwriter Warrants”). On May 2, 2024, the Company entered into amendments to certain of the Underwriter Warrants that had the effect of reducing the exercise price from $10,920 to $5,400 per share for 77 of the Underwriter Warrants, while 61 of the Underwriter Warrants continue to have an exercise price of $10,920 per share. The Underwriter Warrants are subject to adjustment upon the occurrence of certain events. As of October 22, 2026, Underwriter Warrants to purchase an aggregate of 61 shares of our common stock at an exercise price of $10,920 per share remained outstanding, and Underwriter Warrants to purchase an aggregate of 77 shares of our common stock at an exercise price of $5,400 per share remained outstanding.

August 2024 Warrants

On August 8, 2024, we sold in a public offering, (i) 33,402,000 common units (pre-Reverse Stock Split), each consisting of one share of common stock, two Series A warrants each to purchase one share of our common stock (each, a “Series A Warrant” and collectively, the “Series A Warrants”) and one Series B warrant to purchase such number of shares of our common stock as determined in the Series B warrant (each, a “Series B Warrant” and collectively, the “Series B Warrants”), and (ii) 16,598,000 (pre-Reverse Stock Split) pre-funded units, each consisting of one pre-funded warrants to purchase one share of our common stock (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”), two Series A Warrants, and one Series B Warrant.

Each Series A Warrant became exercisable on September 30, 2024, and will expire five years from such date. Each Series A Warrant was initially exercisable at an exercise price of $288 per share of our common stock. The exercise price of the Series A Warrants was subsequently reduced to $62.472 consistent with the terms of the Series A Warrants.

On August 14, 2025, we entered into inducement offer letter agreements with certain holders of the Series A Warrants, which reduced the exercise price from $62.472 to $15.72 per share. On August 22, 2025, the exercise price of all of the outstanding Series A Warrants was reduced from $62.472 per share to $15.72 per share. As of October 22, 2026, Series A Warrants to purchase an aggregate of 75,172 shares of our common stock remained outstanding.

Each Series B Warrant was exercisable immediately upon issuance at an exercise price of $1.20 per share. As of October 22, 2026, Series B Warrants to purchase an aggregate of 178 shares of our common stock remained outstanding.

Each Pre-Funded Warrant was exercisable immediately upon issuance at an exercise price of $0.001 per share (pre-Reverse Stock Split). As of October 22, 2026, all Pre-Funded Warrants have been exercised.

January 2025 Warrants

On January 3, 2025, we sold in a public offering (i) 39,516 shares of our common stock, (ii) pre-funded warrants (the “January 2025 Pre-Funded Warrants”) to purchase 47,849 shares of our common stock, and (iii) warrants to purchase 87,366 shares of our common stock at an exercise price of $28.32 per share (the “January 2025 Warrants”). The January 2025 Pre-Funded Warrants were all exercised immediately upon issuance.

On August 14, 2025, we entered into inducement offer letter agreements with certain holders of the January 2025 Warrants, which reduced the exercise price from $28.32 to $15.72 per share. On August 22, 2025, the exercise price of all of the outstanding January 2025 Warrants was reduced from $28.32 to $15.72 per share. As of October 22, 2026, January 2025 Warrants to purchase an aggregate of 37,433 shares of our common stock remained outstanding.

October 2025 Warrants

On October 16, 2025, we sold in a private placement (i) 38,464 shares of our common stock, and (ii) a pre-funded warrant (the “October 2025 Warrant”) to purchase up to 12,042 shares of our common stock. The October 2025 Warrant is exercisable immediately upon issuance for cash or on a cashless basis at the discretion of the holder. The number of pre-funded warrant shares that may be issuable is subject to adjustment for stock splits, recapitalizations, and reorganizations. The holder of the October 2025 Warrant does not have any voting rights, but does have the right to participate in any dividends or distributions made by the Company. As of October 22, 2026, October 2025 Warrants to purchase an aggregate of 2,912 shares of our common stock remained outstanding.

August 2026 Warrants

The August 2026 Warrants are exercisable for an aggregate of up to 2,117,219 shares of Common Stock and have an initial exercise price per share of $4.25. The August 2026 Warrants have a five-year term and include a cashless exercise feature if no effective registration statement is available at the time of exercise.

Equity Incentive Plans

As of October 22, 2026, we had adopted two stock-based compensation plans, the 2021 Incentive Award Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

2021 Incentive Award Plan

The purpose of the 2021 Plan is to enhance our ability to attract, retain, and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Various stock-based awards may be granted under the 2021 Plan to eligible employees, consultants, and non-employee directors, including options and restricted stock units (“RSUs’). The number of shares issued under the 2021 Plan is subject to an initial limit and is adjusted annually pursuant to an evergreen provision.

As of October 22, 2026, awards covering an aggregate of 113,485 shares were eligible to be issued under the 2021 Plan, of which 17,896 shares underlying options and 95,627 shares underlying RSUs had been granted.

2021 Employee Stock Purchase Plan

The purpose of the 2021 ESPP is to assist our eligible employees in acquiring stock ownership in the Company and to help such employees provide for their future security and to encourage them to remain in the employment of the Company. We may make one or more offerings under the 2021 ESPP. The duration and timing of each offering period may be established or changed by our board of directors, but in no event may an offering period exceed 27 months and in no event may the purchase period for the option exceed the duration of the offering period under which it is established. Option awards are generally granted with an exercise price equal to 85% of the lesser of the fair market value of a share on (a) the applicable grant date and (b) the applicable exercise date, or such other price as designated by the administrator.

No shares have been issued under the 2021 ESPP.

Anti-Takeover Effects of Certain Provisions of the NRS, and our Articles and Bylaws

The relevant provisions of the NRS and our Articles and Bylaws may have the effect of delaying, deferring, or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

NRS Provisions

The NRS contain a provision governing the “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws. Our Articles and Bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “issuing corporations” as defined pursuant to the NRS. An issuing corporation is a Nevada corporation which: (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. At this time, we do not believe we have 100 stockholders of record resident of Nevada, and we do not conduct business in Nevada directly. Therefore, we do not believe the provisions of the control share acquisition act apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the best interest of our stockholders.

The Nevada “combination with interested stockholders statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by our board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of our board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (b) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (c) if higher for the holders of preferred stock, the highest liquidation value.

Board Composition; Election of Directors

Our Articles and Bylaws provide that we shall have at least one and not more than 11 directors. The number of directors within this range may be established and changed from time to time by resolution adopted by our board of directors. Each director shall hold office until his or her successor shall be elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation, or removal. The Bylaws provide for the annual election of directors. Any vacancies on our board of directors, and newly created directorships, may be filled by a majority vote of the directors.

Removal of Directors

Except as otherwise provided in the NRS, any director may be removed from office with or without cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding capital stock. In addition, a majority of the directors may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction, convicted of a felony, or found to be unsuitable to serve as a director.

No Written Consent of Stockholders

No action shall be taken by our stockholders except at an annual or special meeting of stockholders called and noticed in the manner required by the Bylaws. Our stockholders are not permitted to take action by written consent.

Special Meetings of Stockholders

Special meetings of our stockholders may only be called by the Chairman of our board of directors or the Chief Executive Officer, and shall be called by the Secretary upon the written request of at least a majority of the authorized number of directors.

No Cumulative Voting

The NRS requires cumulative voting rights to be provided for within the articles of incorporation. Our Articles are silent as to cumulative voting so our stockholders are not permitted to cumulate votes with respect to the election of directors.

Amendment of the Charter

In addition to any vote required by the NRS, any amendment of any provision of the Articles must be approved by (a) a majority of the members of our board of directors, and (b) depending on the Article to be amended, by either (i) the affirmative vote of the holders of a majority of the voting power of our outstanding capital stock, or (ii) the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding capital stock.

Advance Notice Provision

At any annual or special meeting of stockholders, proposals by stockholders and director nominations by stockholders will be considered only if advance notice has been provided by the stockholder as required by the Bylaws. The Bylaws contain specific requirements for the information that must be provided by a stockholder in connection with delivering notice of any such proposals. Notice must generally be delivered to the Company not less than 60 nor more than 90 days prior to the day of the applicable meeting.

Exclusive Forum Provision

Our Articles include a mandatory forum provision which provides that, to the fullest extent permitted by law, the Nevada Eighth Judicial District of Clark County, Nevada shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action arising or asserting a claim arising pursuant to certain provisions of the NRS, or any provision of the Articles or Bylaws, (d) any action to interpret, apply, enforce, or determine the validity of the Articles or Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine.

This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law, the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act, or the rules and regulations thereunder. Furthermore, the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act, or the rules and regulations thereunder, and would preempt the exclusive forum provisions in our Articles with respect to such matters.

Exchange Act Registration

The common stock is the only class of our securities registered under Section 12 of the Exchange Act.

Stock Exchange Listing

Our common stock is listed for trading on The Nasdaq Capital Market under the symbol “XPON”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company. The address for Pacific Stock Transfer is 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119, and the telephone number is (800) 785-7782.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and that the debt securities may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;
●	any limit upon the aggregate principal amount that may be issued;
●	the maturity date or dates;
●	the form of the debt securities of the series;
●	the applicability of any guarantees;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;
●	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
●	any restrictions on transfer, sale or assignment of the debt securities of the series; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
●	to comply with the provisions described above under the section entitled “Description of Debt Securities-Consolidation, Merger or Sale;”
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under the section entitled “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;
●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	pay principal of and premium and interest on any debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	recover excess money held by the trustee;
●	compensate and indemnify the trustee; and
●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of our common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the periods during which, and places at which, the warrants are exercisable;
●	the manner of exercise;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;
●	whether it imposes fees or charges;
●	how it would handle a request for the holders’ consent, if ever required;
●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;
●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
●	if we notify any applicable trustee that we wish to terminate that global security; or
●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to one or more purchasers, including through a “registered direct” offering, (3) through agents, or (4) through a combination of any of these methods or otherwise.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

●	in one or more transactions at a fixed price or prices, which may be changed from time to time;
●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
●	through a market maker or into an existing trading market on an exchange or otherwise;
●	at prices related to those prevailing market prices; or
●	at negotiated prices.

The applicable prospectus supplement will set forth the following information to the extent applicable:

●	the terms of the offering;
●	the names of any underwriters, dealers, agents or other purchasers;
●	the name or names of any managing underwriter or underwriters;
●	the purchase price of the securities;
●	the net proceeds from the sale of the securities;
●	any option to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;
●	any delayed delivery arrangements;
●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any commissions paid to agents.

Sale through Underwriters or Dealers

If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If any securities are offered through dealers, we will sell the securities to them as principal. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales through Agents

We may sell the securities directly to purchasers, including through one or more “registered direct” offerings. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on The Nasdaq Capital Market at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Stradling Yocca Carlson & Rauth LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Expion Energy, Inc., formerly known as Expion360, Inc., as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Prospectus, have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and the applicable prospectus supplement, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to Expion Energy and the securities offered by this prospectus and any applicable prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov. We also maintain a website at www.expion360.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements and information statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-Kfor the year ended December 31, 2025, as filed with the SEC on March 17, 2026;
●	our Annual Report on Form 10-K/A(Amendment No. 1) for the year ended December 31, 2025, as filed with the SEC on April 30, 2026;
●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026, and June 30, 2026, as filed with the SEC on May 15, 2026, and August 10, 2026, respectively;
●	our Current Reports on Form 8-K, as filed with the SEC on January 30, 2026, July 7, 2026, July 16, 2026, August 4, 2026, August 24, 2026, August 31, 2026, and October 22, 2026; and
●	the Description of Capital Stock set forth in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 17, 2026.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K, and exhibits filed on such form that are related to such items, unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of this offering, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

Robert Winspear

Chief Financial Officer, Secretary and Treasurer

Expion Energy, Inc.

2025 SW Deerhound Avenue

Redmond, Oregon 97756

(541) 797-6714

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Expion Energy, Inc.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

PROSPECTUS

                    , 2026

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2026

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-

PROSPECTUS SUPPLEMENT

(To Prospectus dated                     , 2026)

Expion Energy, Inc.

Up to $1,666,183

Common Stock

We have entered into an at-the-market issuance sales agreement, dated October 23, 2026 (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Agent”) relating to the issuance and sale of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock under this prospectus supplement and the accompanying base prospectus having an aggregate offering price of up to $1,666,183 from time to time through Agent acting as our sales agent or principal.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “XPON.” On October 22, 2026, the last reported sale price of our common stock on Nasdaq was $3.92 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Agent is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Agent and us. There is no arrangement for funds to be received in escrow, trust, or similar arrangement. We will bear all costs associated with the offering.

Agent will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Agent with respect to certain liabilities, including certain liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-8 of this prospectus supplement for more information regarding these arrangements.

As of October 22, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $8,963,061. This value was computed by reference to the highest closing price of our common stock on Nasdaq within the preceding 60 days ($9.17 per share on August 26, 2026) multiplied by 977,433 shares held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million (the “Baby Shelf Limitation”). During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have sold approximately $1,321,503 in securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, under applicable Securities and Exchange Commission (“SEC”) rules, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves a high degree of risk. Refer to the sections entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and beginning on page 8 of the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of the shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is                     , 2026

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we are offering the securities described in this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus, or the information incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any issuance of our shares. It is important that you read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering the securities offered by this prospectus only in jurisdictions where offers are permitted. The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company,” “we,” “us,” “our” and “Expion Energy” refer to Expion Energy, Inc., a Nevada corporation.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in the prospectus and does not contain all of the information you should consider before buying our securities. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and the financial statements and related notes incorporated by reference into this prospectus, before deciding to invest in our securities. Some of the statements in this prospectus supplement constitute forward-looking statements. For additional information, refer to the section of this prospectus supplement entitled “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Lithium Battery Business

Expion Energy, formerly known as Expion360 Inc., focuses on the design, assembly, manufacturing, and sale of lithium iron phosphate (“LiFePO4”) batteries and supporting accessories for recreational vehicles (“RVs”), marine applications, and industrial energy storage products. Our high-powered lithium battery solutions incorporate innovative concepts and have been designed to include some of the most dense and minimal-footprint batteries in the RV and marine industries. We deploy intellectual property strategies to support product development, enhance safety and performance, and strengthen relationships across our target markets. This includes design, development, and collaboration, using our IP to bring safety, quality, and service to our customers. Our customers consist of dealers, wholesalers, private-label customers, and original equipment manufacturers (“OEMs”) who then sell our products to end consumers and drive brand awareness nationally.

Our primary target markets include the RV, marine, industrial, and commercial energy storage industries. Within the industrial sector, we participate in applications such as electric material handling and forklift equipment, where lithium battery adoption continues to increase as an alternative to traditional lead-acid systems. We believe the broader transition from lead-acid to lithium batteries presents growth opportunities across these markets.

In addition to our current focus areas, we are evaluating opportunities to expand further into industrial and mission-critical commercial applications that require integrated battery energy storage solutions. These may include mobile and stationary systems supporting remote operations, security infrastructure, and other environments that require a high degree of reliability. While we continue to assess these industrial and adjacent markets, our current commercial activities remain concentrated in our established RV, marine, and industrial segments.

Our battery products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate detailed design and engineering, strong case materials, optimized internal structural layouts, and are supported by responsive customer service.

Oil and Gas Opportunity

We are entering the oil and gas sector to capture rising demand driven by power generation needs, industrial growth, and long-term expansion of LNG markets. We will target opportunistic growth through selective acquisitions and development projects that provide scale, enhance value, and support sustained stockholder value.

On August 21, 2026, we entered into a membership interest purchase agreement (the “Membership Interest Purchase Agreement”) pursuant to which we acquired all of the issued and outstanding membership interests of the target company (the “Target”). The Target owns and controls assets related to an oil and gas exploration opportunity (the “Prospect”) encompassing an area of mutual interest in Eastern Louisiana targeting multiple stacked benches within a specific gas reservoir (the “AMI”). The Target’s assets include an existing oil and gas leasehold of approximately 3,000 net acres within the AMI, a wellbore (the “Well”), mineral title research covering approximately 13,000 net acres, and intellectual property developed in connection with the Prospect.

Concurrently with execution of the Membership Interest Purchase Agreement, we entered into an exploration agreement (the “Exploration Agreement”) with the Target. The Exploration Agreement addresses: (i) existing leases for the approximately 3,000 net acres the Target already owns, (ii) leases for acreage within the AMI that was previously leased, and (iii) new leases intended to be acquired within the AMI representing the expansion of the acreage footprint.

Pursuant to the terms of the Exploration Agreement, we are required to use commercially reasonable efforts to initiate a mandatory well operation consisting of directional drilling of a new lateral wellbore out of the Well, with a total measured lateral length of no less than 4,000 feet, to a mutually agreed bottom-hole location and true vertical depth (the “Mandatory Well Operation”). The Exploration Agreement contemplates that the Mandatory Well Operation will occur no later than February 15, 2027, subject to customary exceptions.

Private Placement

On August 21, 2026, we entered into the Purchase Agreement providing for the issuance and sale of: (i) Convertible Debentures, in an aggregate principal amount of $9,000,000, which, upon obtaining stockholder approval, will initially be convertible into up to 2,117,219 shares of common stock based on an initial conversion price of $4.25 per share, and (ii) the August 2026 Warrants to purchase up to 2,117,219 shares of common stock at an exercise price of $4.25 per share (the “Private Placement”). Five Narrow Lane, LP (“FNL”) was the lead purchaser in the Private Placement. Our former Chief Executive Officer and Chairman of the Board, Joseph Hammer, serves as a managing member of the general partner of FNL and may be deemed to share voting and dispositive power over the shares of common stock issuable upon conversion of the Convertible Debentures and the AIR Convertible Debentures, and upon exercise of the August 2026 Warrants. Pursuant to the Purchase Agreement, the purchasers in the Private Placement may also elect to purchase the AIR Convertible Debentures with an aggregate stated value of up to $91,000,000 at any time during the 18-month period following the Effective Date, as that term is defined in the Purchase Agreement.

Corporate Information

We were initially organized as a limited liability company under the name “Yozamp Products Company, LLC” in the State of Oregon on June 16, 2016, and converted to a Nevada corporation under its current name pursuant to articles of conversion dated as of November 16, 2021.

We recently changed our corporate name from “Expion360 Inc.” to “Expion Energy, Inc.” to better align with our expanded energy platform and broadened operating strategy.

Our principal executive offices are located at 2025 SW Deerhound Avenue, Redmond, Oregon 97756 and our phone number is (541) 797-6714.

Our principal website is www.expion360.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or the registration statement of which it forms a part. The inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “continue” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements included or incorporated by reference in this prospectus relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, strategic plans and objectives, and competitive environment. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, beginning on page 8 of the accompanying base prospectus, as well as in the other reports we file with the SEC. You should read this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the Nasdaq listing rules, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors.

We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, as well as the risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with the other information contained in this prospectus supplement, in the accompanying base prospectus, and in the information and documents incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, results of operations and liquidity could be materially adversely impacted. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from the offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. We currently intend to use the net proceeds for working capital and general corporate purposes. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our products. We may invest the net proceeds from the offering, pending their use, in a manner that does not produce income or that loses value.

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The shares of common stock sold in this offering, if any, will be sold from time to time at various prices. However, the offering price of our common stock may be substantially higher than the net tangible book value per common share. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. After giving effect to the sale of our common stock in the aggregate amount of $1,666,183 at an assumed offering price of $3.92 per share, the last reported sale price of shares of our common stock on The Nasdaq Capital Market on October 22, 2026, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.23 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2026 after giving effect to this offering and the assumed offering price of $3.92 per share. See “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

If you purchase shares of common stock in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

We may be required to raise additional capital in the future to fund the growth and operation of our business. In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share as prior issuances of common stock. We may not be able to sell shares of our common stock or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the prices per share previously paid. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the issuance of shares of common stock in this offering, and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of such shares of common stock or the availability of such shares for sale will have on the market price of our common stock.

We have never declared dividends on our common stock and have no intention to declare dividends in the foreseeable future.

We have never declared or paid any dividends on our common stock and do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. We intend to use any excess cash for the development, operation and expansion of our business. The decision to pay cash dividends on our common stock rests with our board of directors and will depend on a number of factors, including our financial condition, results of operations and capital requirements.

This offering may cause the trading price of our shares of common stock to decrease.

The price per share, together with the number of shares of common stock we may issue and sell in this offering, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.

Future sales and issuances of our common stock in the public market might result in significant dilution and could cause the price of our common stock to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of October 22, 2026, we had 1,012,498 shares of common stock outstanding, all of which shares were, and continue to be, eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the shares of common stock offered under this prospectus will be freely tradable without restriction or further registration upon issuance.

It is not possible to predict the actual number of shares of our common stock we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares of our common stock that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby may be sold in “at the market” offerings or in privately negotiated transactions, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and, as a result, may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Dividend Policy

We have never declared or paid any dividends on our Common Stock and do not anticipate that we will pay any dividends to holders of our Common Stock in the foreseeable future. Instead, we currently plan to retain any earnings to finance the growth of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, and capital requirements, as well as other factors deemed relevant by our board of directors.

USE OF PROCEEDS

We may issue and sell our common stock having aggregate gross proceeds of up to $1,666,183 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the aggregate net proceeds from the sale of our common stock that we are offering may be up to approximately $1.46 million, after deducting Agent’s commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, if any, for working capital and other general corporate purposes, including the funding of our capital commitments pursuant to the Exploration Agreement. We may also use a portion of the net proceeds to invest in or acquire assets, businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot currently allocate specific percentages of the net proceeds to us from this offering that we may use for the purposes specified above. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or that increases our market value.

Pending our use of the net proceeds, if any, from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the “as adjusted” net tangible book value per share of our common stock immediately after this offering.

Net tangible book value per share of our common stock is determined by subtracting our total liabilities from the amount of our total tangible assets (total assets less intangible assets) and then dividing the difference by the number of shares of our common stock deemed to be outstanding at that date. As of June 30, 2026, we had a net tangible book value of approximately $4.8 million, or $5.05 per share of common stock.

Dilution per share represents the difference between the assumed public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock included in this offering after giving effect to this offering. Any sale of our common stock in this offering at a price per share greater than the net tangible book value per share will result in (after giving effect to commission and estimated offering expenses payable by us) an increase in our net tangible book value per share of common stock with respect to our existing stockholders and an immediate dilution in net tangible book value per share of common stock to investors in this offering.

After giving effect to the sale and issuance by us of our common stock in an amount equal to $1,666,183 at an assumed price of $3.92 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on October 22, 2026, and after deducting estimated placement agent fees and commissions to Agent and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026, would have been approximately $7.1 million, or approximately $5.15 per share.

This amount represents an immediate decrease in net tangible book value of $0.76 per share to our existing stockholders and immediate dilution in net tangible book value of $1.23 per share to new investors purchasing shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after giving effect to this offering from the assumed public offering price per share paid by an investor in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per share		$ 3.92
Net tangible book value per share as of June 30, 2026	$ 5.91
Decrease in net tangible book value per share attributable this offering	$ (0.76)
As adjusted net tangible book value per share after giving effect to this offering		$ 5.15
Dilution per share to investors purchasing shares in this offering		$ (1.23)

The number of shares of common stock that will be outstanding immediately after this offering is based on 953,192 shares outstanding as of June 30, 2026, and excludes as of that date:

●	437 shares of common stock issuable upon the exercise of the November 2021 Warrants at an exercise price of $3,984 per share;
●	61 shares of common stock issuable upon the exercise of the Underwriter Warrants at an exercise price of $10,920 per share;
●	77 shares of common stock issuable upon the exercise of the Underwriter Warrants at an exercise price of $5,400 per share;
●	75,172 shares of common stock issuable upon the exercise of Series A Warrants to purchase common stock outstanding at an exercise price of $15.72 per share;
●	178 shares of common stock issuable upon the exercise of Series B Warrants to purchase common stock outstanding at an exercise price of $1.20 per share;
●	37,433 shares of common stock issuable upon the exercise of the January 2025 Warrants at an exercise price of $15.72 per share;
●	2,912 shares of common stock issuable upon the exercise of the October 2025 Warrants at an exercise price of $0.012 per share;
●	2,117,219 shares of common stock issuable upon the exercise of the August 2026 Warrants;
●	2,117,219 shares of common stock issuable upon conversion of the Convertible Debentures, subject to the approval by our stockholders of the issuance of shares in excess of the Exchange Cap;

●	17,858 shares of common stock issuable upon the exercise of options granted and outstanding under our 2021 Incentive Award Plan;

●	3,333 shares of common stock issuable upon the settlement of restricted stock units granted and outstanding under our 2021 Incentive Award Plan;
●	51,818 shares of common stock available for future issuance under our 2021 Employee Stock Purchase Plan;
●	any additional shares of common stock available for future issuance under our 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan, as a result of the application of the evergreen provisions set forth in those plans or stockholder approval of an increase in the number of shares available for issuance;
●	any additional shares of common stock issued upon the conversion of the AIR Convertible Debentures issued upon the exercise of the Additional Investment Right granted to the purchasers pursuant to the Purchase Agreement, subject to the approval by our stockholders of the issuance of shares in excess of the Exchange Cap; and
●	any other shares of common stock we have issued or may issue from time to time after June 30, 2026.

Unless otherwise indicated, all information in this prospectus assumes no exercise of outstanding options or warrants, and no conversion of convertible notes.

To the extent that outstanding convertible notes are converted, options or warrants are exercised, or restricted stock awards are settled, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Agent under which we may issue and sell common stock from time to time through or to Agent, acting as sales agent or principal. Sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, ”), including sales made directly on or through Nasdaq, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Each time that we wish to issue and sell our common stock under the Sales Agreement, we will provide Agent with a placement notice describing the amount of common stock to be sold, the time period during which sales are requested to be made, any limitation on the amount of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, Agent, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell our common stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or Agent may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Unless the parties agree otherwise, settlement for sales of common stock will occur on the first trading day following the date on which any sales are made (or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Agent may agree upon.

Commissions and Expenses

We have agreed to pay Agent a fixed commission rate of 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement.

We have also agreed to reimburse Agent for certain of its out-of-pocket expenses, including, (a) up to $50,000 in legal fees in connection with the Sales Agreement, and (b) for so long as this offering is ongoing, the reasonable documented legal fees incurred by Agent in connection with updating due diligence in connection with the offering not to exceed $3,500 following each filing of a Quarterly Report on Form 10-Q and each filing of an Annual Report on Form 10-K and each filing of a prospectus supplement.

We estimate expenses payable by us in connection with this offering, other than the fees and expenses referred to above, will be approximately $160,000. We will pay all of our expenses in connection with the registration, offering, and issuance of the shares of our common stock pursuant to the Sales Agreement.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all shares subject to the Sales Agreement, or (b) termination of the Sales Agreement pursuant to its terms.

In connection with the sale of the common stock on our behalf, Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Agent will be deemed to be underwriting commissions or discounts.

Regulation M

To the extent required by Regulation M, Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Nasdaq Listing

Our common stock is listed on Nasdaq under the symbol “XPON.” On October 22, 2026, the last reported sale price of our common stock on Nasdaq was $3.92 per share.

Indemnification

We have agreed to indemnify Agent against certain civil liabilities arising out of or relating to the sale and issuance of shares of our common stock pursuant to the Sales Agreement.

Other Relationships

Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. However, except as disclosed in this prospectus supplement, we have no present arrangements with Agent for any further services.

In the ordinary course of their various business activities, Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of common stock acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of common stock, or that any such contrary position would not be sustained by a court. Except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

We assume in this discussion that the shares of common stock will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to Non-U.S. Holders (as defined below), or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. This discussion also does not address the special tax rules applicable to particular holders, such as:

persons who acquired our common stock as compensation for services;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below);
●	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code (except to the extent specifically set forth below);
●	persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;
●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	banks or other financial institutions;
●	brokers or dealers in securities or currencies;
●	tax-exempt organizations or tax-qualified retirement plans;
●	S corporations (and stockholders thereof);
●	partnerships or other entities treated as partnerships for U.S. federal income tax purposes (and partners or other owners thereof);
●	corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes;
●	pension plans;
●	regulated investment companies or real estate investment trusts;
●	persons that hold the common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
●	insurance companies;
●	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax;
●	U.S. Holders that are subject to taxing jurisdictions other than, or in addition to, the United States with respect to the common stock; and
●	certain U.S. expatriates, former citizens, or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entities or persons who hold shares of common stock through such partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. If such a partnership or other pass-through entity holds shares of common stock, the treatment of a partner in such partnership or investor in such other pass-through entity generally will depend on the status of the partner or investor and upon the activities of the partnership or other pass-through entity. A partner in such a partnership and an investor in such other pass-through entity that will hold shares of common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of shares of common stock through such partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock.

Certain U.S. Federal Income Tax Considerations Applicable to U.S. Holders

U.S. Holder Defined

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of common stock acquired in this offering that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of common stock that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Distributions

In the event that we make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of shares of Common Stock as described below under the section titled “Disposition of Common Stock.”

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of distributions (including constructive distributions) on the Common Stock and Pre-Funded Warrants and to the proceeds of a sale or other disposition of Common Stock and Pre-Funded Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Certain U.S. Federal Income Tax Considerations Applicable to Non-U.S. Holders

Distributions

In the event that we make distributions on our common stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described above under the section titled “U.S. Holders—Distributions.” To the extent those distributions do not constitute dividends for U.S. federal income tax purposes (i.e., the amount of such distributions exceeds both our current and our accumulated earnings and profits), they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common stock (determined separately with respect to each share of common stock), but not below zero, and then will be treated as gain from the sale of that share common stock as described below under the section titled “Disposition of Common Stock.”

Any distribution (including constructive distributions) on shares of common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “Backup Withholding and Information Reporting” and “Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Common Stock

Subject to the discussions below under the sections titled “Backup Withholding and Information Reporting” and “Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on a sale or other disposition (other than a redemption treated as a distribution, which will be taxable as described above under the section titled “Distributions”) of shares of Common Stock or Pre-Funded Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;
●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or
●	we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the Non-U.S. Holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that the common stock will be regularly traded on an established securities market for purposes of the rules described above.”

See the sections below titled “Backup Withholding and Information Reporting” and “Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of common stock paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on the common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on the common stock. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the section titled “Distributions,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of the common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% withholding tax on dividends (including constructive dividends) on the Common Stock and Pre-Funded Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on the common stock. While withholding under FATCA would have also applied to payments of gross proceeds from a sale or other disposition of the common stock, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in the common stock.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of the common stock.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of the common stock, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon by Stradling Yocca Carlson & Rauth LLP, Newport Beach, California. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the Agent in this offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, have been audited by M&K CPAS, PLLC, an independent registered public accounting firm. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to our common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and its exhibits. Certain contracts and other documents described in this prospectus are filed as exhibits to the registration statement, or to documents incorporated by reference into the registration statement, and you may review the full text of these contracts and documents by referring to these exhibits. For further information with respect to us and our common stock offered under this prospectus, reference is made to the registration statement and its exhibits.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov. We also maintain a website at www.expion360.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements and information statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-Kfor the year ended December 31, 2025, as filed with the SEC on March 17, 2026;
●	our Annual Report on Form 10-K/A(Amendment No. 1) for the year ended December 31, 2025, as filed with the SEC on April 30, 2026;
●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026, and June 30, 2026, as filed with the SEC on May 15, 2026, and August 10, 2026, respectively;
●	our Current Reports on Form 8-K, as filed with the SEC on January 30, 2026, July 7, 2026, July 16, 2026, August 4, 2026, August 24, 2026, August 31, 2026, and October 22, 2026; and
●	the Description of Capital Stock set forth in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 17, 2026.
●	the Description of Capital Stock set forth in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 17, 2026.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K, and exhibits filed on such form that are related to such items, unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of this offering, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

Robert Winspear

Chief Financial Officer, Secretary and Treasurer

Expion Energy, Inc.

2025 SW Deerhound Avenue

Redmond, Oregon 97756

(541) 797-6714

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Expion Energy, Inc.

Up to $1,666,183

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

                    , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the SEC registration fee and the FINRA filing fee) of the amount of fees and expenses that Expion Energy, Inc. (the “Registrant”) may incur in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC registration fee†	$-
FINRA filing fee	8,000
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Warrant agent fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	$ *

*       Except for the SEC registration fee and FINRA filing fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under the registration statement.

† Excludes the registration fee offset pursuant to Rule 457(p). We previously registered $50,000,000 in aggregate offering price of our securities pursuant to the Registration Statement on Form S-3 (File No. 333-272956), originally filed on June 27, 2023, and declared effective on July 10, 2023 (the “Prior Registration Statement”), which Prior Registration Statement has expired because more than three years have elapsed since the initial effective date thereof and all offerings thereunder have been completed or terminated. At the time the Prior Registration Statement expired, $48,678,497 of the maximum aggregate offering amount of our common stock remained unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, we are offsetting the full registration fee due under this registration statement, or $4,350, which represents a portion of the registration fee relating to the Unsold Securities previously paid in connection with the Prior Registration Statement.

Item 15. Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

●	does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and
●	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The Articles of Incorporation of the Company provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, the Company shall indemnify directors and officers of the Company in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Company. The Articles of Incorporation of the Company further provide that the liability of its directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, and that if the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time; and in addition to any fother rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Company in its Bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Company, must be paid, by the Company or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

Further, the Company has entered into indemnification arrangements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the NRS. Such arrangements may require the Company, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. The Company intends to enter into indemnification arrangements with any new directors and executive officers in the future.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed herewith, or were previously filed and are hereby incorporated by reference.

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Date	Exhibit No.	Filed Herewith
1.1	Form of Underwriting Agreement*
1.2	At-the-Market Issuance Sales Agreement, dated October 23, 2026, by and between the Company and H.C. Wainwright & Co., LLC				X
3.1	Articles of Incorporation of the Company, effective November 4, 2021	S-1	03/31/2022	3.1
3.2	Certificate of Amendment of Articles of Incorporation, effective October 8, 2024	8-K	10/07//2024	3.1
3.3	Certificate of Change, effective July 21, 2026	8-K	07/16/2026	3.1
3.4	Certificate of Amendment of Articles of Incorporation, effective as of August 20, 2026	8-K	08/24/2026	3.2
3.5	Amended and Restated Bylaws of the Company, dated August 21, 2024	8-K	08/27/2024	3.1
3.6	Certificate of Amendment of Amended and Restated Bylaws, dated August 20, 2026	8-K	08/24/2026	3.3
4.1	Form of Common Stock Certificate	S-1	03/31/2022	4.1
4.2	Form of Indenture				X
4.3	Form of Note*
4.4	Form of Warrant*
4.5	Form of Preferred Stock Certificate*
4.6	Form of Representative’s Warrant Agreement	S-1	03/31/2022	4.4
4.7	Form of Senior Secured Promissory Note issued to bridge loan investors	S-1	03/31/2022	4.5
4.8	Description of Capital Stock	10-K	03/16/2026	4.4
4.9	March 2022 Form of Common Stock Warrant	S-1	03/31/2022	10.1
4.10	March 2023 Form of Warrant with an Exercise Price of $2.90	10-K	03/30/2023	10.15
4.11	March 2023 Form of Warrant with an Exercise Price of $3.32	10-K	03/30/2023	10.16
4.12	December 2023 Form of Convertible Note	8-K	12/29/2023	4.1
4.13	August 2024 Form of Pre-Funded Warrant	8-K	08/09/2024	4.1
4.14	August 2024 Form of Series A Warrant	8-K	08/09/2024	4.2
4.15	August 2024 Form of Series B Warrant	8-K	08/09/2024	4.3
4.16	October 2025 Form of Pre-Funded Warrant	8-K	10/17/2025	4.1
4.17	October 2025 Form of Common Warrant	8-K	10/17/2025	4.2
4.18	January 2025 Form of Pre-Funded Warrant	8-K	01/03/2025	4.1
4.19	January 2025 Form of Common Warrant	8-K	01/03/2025	4.2
4.20	Form of 8% Convertible Debenture Due August 21, 2029				X
4.21	Form of Common Stock Purchase Warrant				X
5.1	Opinion of Stradling Yocca Carlson & Rauth LLP				X
5.2	Opinion of Stradling Yocca Carlson & Rauth LLP				X
23.1	Consent of Stradling Yocca Carlson & Rauth LLP (included in Exhibit 5.1)				X
23.2	Consent of M&K CPAS PLLC, independent registered public accounting firm				X
24.1	Power of Attorney (included on the signature page to the prospectus which forms part of this registration statement)				X
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act†
101.INS	XBRL Instance Document				X
101.SCH	XBRL Extension Schema Document				X
101.CAL	XBRL Extension Calculation Linkbase Document				X
101.DEF	XBRL Extension Definition Linkbase Document				X
101.LAB	XBRL Extension Label Linkbase Document				X
101.PRE	XBRL Extension Presentation Linkbase Document				X
107.1	Filing Fee Table				X

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.
† To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)       to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act’) that are incorporated by reference in the registration statement, or is contained in a Form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)       that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)       to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)       that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such Form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       that, for the purposes of determining any liability under the Securities Act, each filing of the annual reports of the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)       to file an application for the purpose of determining the eligibility of the trustee to act under sub section (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act; and

(8)       insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Oregon, on October 23, 2026.

EXPION ENERGY, INC.

By:	/s/ Kevin Sellers
Kevin Sellers
Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin Sellers and Robert Winspear, and each of them singly (with full power to each of them to act alone), as his or her true and lawful agent, proxy and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kevin Sellers	Chief Executive Officer, President and Director	October 23, 2026
Kevin Sellers	(Principal Executive Officer)

/s/ Robert Winspear	Chief Financial Officer, Secretary and Treasurer	October 23, 2026
Robert Winspear	(Principal Financial Officer and Principal Accounting Officer)

/s/ Scott Burell	Director and Chairman of the Board of Directors	October 23, 2026
Scott Burell

/s/ Marc W. Jarvis	Director	October 23, 2026
Marc W. Jarvis

/s/ George Lefevre	Director	October 23, 2026
George Lefevre

/s/ Steven M. Shum	Director	October 23, 2026
Steven M. Shum